Exhibit 99.1

PRESS RELEASE

For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

Charlotte Rasche

EVP and General Counsel

281.269.7199

charlotte.rasche@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

COMPLETES MERGER WITH

FVNB CORP.

HOUSTON, November 1, 2013. Prosperity Bancshares, Inc.® (“Prosperity”) (NYSE: PB), the parent company of Prosperity Bank®, announced the completion of the merger of FVNB Corp. (“FVNB”) with and into Prosperity and the merger of FVNB’s wholly owned subsidiary, First Victoria National Bank, Victoria, Texas, with and into Prosperity Bank, all effective on November 1, 2013.

First Victoria National Bank operated 34 banking offices (including 1 loan production office); 4 in Victoria, Texas; 7 in the South Texas area including Corpus Christi; 6 in the Bryan/College Station area; 5 in the Central Texas area including New Braunfels; and 12 in the Houston area including The Woodlands and Huntsville. As of September 30, 2013, FVNB, on a consolidated basis, reported total assets of $2.410 billion, total loans of $1.608 billion and total deposits of $2.147 billion.

Under the terms of the definitive agreement, Prosperity issued approximately 5,570,818 shares of Prosperity common stock plus $91.250 million in cash for all outstanding shares of FVNB capital stock.

M. Russell Marshall, CEO of FVNB, will serve the combined entity as Chairman – Wealth Management/Private Banking and will be responsible for the wealth management operations for all of Prosperity Bank. Kenneth Vickers, Chief Lending Officer of FVNB, will join Prosperity Bank as Senior EVP and will serve on Prosperity Bank’s Executive Loan Committee and John Zacek, EVP of the Victoria Region for FVNB, will become President – South Texas Area for Prosperity Bank and will have management responsibilities for Prosperity Bank’s South Texas Area. Other area and regional officers of First Victoria that will join Prosperity Bank upon consummation of the merger include Tim Jones as President – Bryan/College Station Area, Kevin Kaplan as Regional President – Corpus Christi, Travis Freeman as Regional President – The Woodlands/Magnolia, Barry Williams as Regional President – New Braunfels, and Royce Moran as Regional President – Victoria.

“The completion of the merger with FVNB is an important event in Prosperity’s history, as we have known and worked with the management and ownership of the bank for many years. We have worked with Russell Marshall and his team over the past several months and we couldn’t be more pleased with the quality of the people and the bank that we have combined with,” commented David Zalman, Chairman and Chief Executive Officer of Prosperity Bank. “Upon completion of the operational integration, the customers of First Victoria National Bank will be able to use any of our locations across Texas and in Oklahoma.”

Russell Marshall, Chief Executive Officer of FVNB added, “We are excited to consummate the transaction, which provides greater benefits to customers of both organizations. With the merger of one of Texas’ largest independent banks and with our deep roots, rich history and a legacy of service to our customers, we see opportunities to expand our wealth management lines of business to benefit Prosperity customers throughout Texas and Oklahoma and to offer convenient, new locations for our customers to bank with.”

FVNB was advised in this transaction by Keefe, Bruyette & Woods as financial advisor and Hunton and Williams LLP as legal counsel. Bracewell & Guiliani LLP was legal counsel to Prosperity.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.® is a Houston, Texas based regional financial holding company, formed in 1983 with $16.1 billion in assets. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, MasterMoney Debit Cards, Credit Cards, 24 hour voice response banking, Trust and Wealth Management and Mobile Banking. Prosperity currently operates 218 full service banking locations; 57 in the Houston area; 20 in the South Texas area including Corpus Christi and Victoria; 35 in the Dallas/Fort Worth area; 22 in the East Texas area; 34 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland/Odessa and Abilene; 10 in the Bryan/College Station area; and 6 in the Central Oklahoma area.

In connection with the proposed merger of F&M Bancorporation Inc. into Prosperity Bancshares, Prosperity Bancshares will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the shareholders of F&M Bancorporation. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of F&M Bancorporation seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, F&M BANCORPORATION AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (281) 269-7199.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

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